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                                                                  Exhibit 10.178


                                    CONTRACT

     THIS AGREEMENT, made and executed in Three (3) original counterparts this 25th day of June A.D. 2001 between the Utah Department of Transportation, hereinafter called "Department," first party, and Meadow Valley Contractors hereinafter called "Contractor," Second party.

     WITNESSETH, That for an in consideration of payments, hereinafter mentioned, to be made by the Department, the Contractor agrees to furnish all labor equipment; to furnish and deliver all materials not specifically mentioned as being furnished by the Department and to do and perform all work in the GRADING, DRAIN., SURFACING, SIGNALS, SIGNING, STRUCTURES, LANDSCAPING, LIGHTING in Salt Lake County, State of Utah, the same being identified as SP-0151(1)0 for the approximate sum of Ten Million Four Hundred Thirty Nine Thousand Ninety Four Dollars and 84/100 ($10,439,094.84).

     The Contractor further covenants and agrees that all of said work and labor shall be done and performed in the best and most workmanlike manner and in strict conformity with the plans and specifications. The said Plans, and Specifications and the Notice to Contractors, Instruction to Bidders, the Proposal, Special Provisions and Contract Bond are hereby made a part of this agreement as fully and to the same effect as if the same had been set forth at length herein.

     In consideration of the foregoing premises, the Department agrees to pay to Contractor in the manner and in the amount provided in the said specification and proposal.

     IN WITNESS WHEREOF, The parties hereto have subscribed their names through their proper officers thereunto duly authorized as of the day and year first above written.


Attest:                                UTAH DEPARTMENT OF TRANSPORTATION



/s/ ILLEGIBLE                          /s/ ILLEGIBLE
------------------------------         ------------------------------
Secretary                              for Director of Transportation -
                                       First Party


/s/ Val Martin                         Meadow Valley Contractors
------------------------------         ------------------------------
Witness to: Company Representative     Second Party


Approved as to form:                   by /s/ ROBERT TERRIL
                                       ------------------------------

by /s/ ILLEGIBLE
------------------------------         ------------------------------
UDOT Legal Counsel                     Company Representative


APPROVED /s/ CHERISE YOUNG 6/28/01     94-279836-5501
         ---------------------         ------------------------------
         Contract Administrator        Utah Contractor License Number


                                       FUNDS AVAILABLE
                                                       --------------


                                       /s/ JANET GLADMAN      6/27/01
                                       ---------------------  -------
                                       Budget Officer          Date